Exhibit 99.3

SIRENZA UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the acquisition of certain assets and liabilities of Vari-L by Sirenza accounted for as a business combination, using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the acquired assets and liabilities of Vari-L have been combined with the recorded values of the assets and liabilities of Sirenza in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2002 gives pro forma effect to the acquisition of certain assets and liabilities of Vari-L by Sirenza as if the transaction was consummated on January 1, 2002. The information included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2002 includes the condensed consolidated statement of operations of Sirenza for the year ended December 31, 2002, which was derived from Sirenza’s audited consolidated statement of operations for that period. Since the fiscal years of Sirenza and Vari-L differ by more than 93 days, for the purpose of preparing the pro forma condensed combined statement of operations for the fiscal year ended December 31, 2002, the condensed statement of operations of Vari-L has been recast to conform to Sirenza’s presentation. As a result, the condensed statement of operations of Vari-L has been presented for the twelve-month period ended December 31, 2002 and was derived from Vari-L’s respective unaudited quarterly condensed statements of operations for that twelve-month period.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2003 gives pro forma effect to the acquisition of certain assets and liabilities of Vari-L by Sirenza as if the transaction was consummated on January 1, 2002. The information included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2003 includes the condensed consolidated statement of operations of Sirenza for the nine months ended September 30, 2003, which was derived from Sirenza’s unaudited consolidated statement of operations for that period. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2003 includes the unaudited pro forma condensed statement of operations of Vari-L for the three months ended March 31, 2003. Vari-L’s unaudited revenues and net loss from April 1, 2003 through May 5, 2003 (the date of the consummation of the acquisition of Vari-L by Sirenza), which are not presented in the aforementioned unaudited condensed combined statement of operations, were $1.6 million and ($782,000), respectively. Sirenza’s results of operations for the nine months ended September 30, 2003 include the effet of Vari-L subsequent to May 5, 2003, the date the acquisition closed.

The unaudited pro forma condensed combined financial information has been prepared by Sirenza management for illustrative purposes only. The unaudited pro forma condensed combined statements of operations are not intended to represent or be indicative of the results of operations in future periods or the results that actually would have been realized had Sirenza and Vari-L been a combined company during the specified periods. Additionally, the unaudited pro forma results do not give effect to any potential costs savings or other synergies that could result from the combination of Sirenza and Vari-L.

The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Sirenza on file with the SEC and the historical financial statements of Vari-L included elsewhere in this Form 8-K.

SIRENZA MICRODEVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

(In thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Sirenza	Vari-L
Net revenues	$20,710	$18,356	$—		$39,066
Cost of revenues:
Cost of product revenues	8,749	12,960	546	(1)	22,255
Amortization of deferred stock compensation	138	—	—		138

Total cost of revenues	8,887	12,960	546		22,393

Gross profit (loss)	11,823	5,396	(546)		16,673
Operating expenses:
Research and development	6,960	2,913	199	(1)	10,072
Sales and marketing	5,043	3,001	197	(1)	8,241
General and administrative	4,914	6,041	(942	)(1)	10,013
Amortization of deferred stock compensation	877	—	—		877
In-process research and development	2,200				2,200
Amortization of acquired intangibles	48	—	1,535	(2)	1,583
Restructuring charges	279	—	—		279
Impairment of investment in GCS	2,900	—	—		2,900
Expenses related to workforce reductions and the proposed transaction with Sirenza	—	828	—		828
Expenses relating to accounting restatements and related legal matters, net of recoveries	—	1,801	—		1,801

Total operating expenses	23,221	14,584	989		38,794

Loss from operations	(11,398)	(9,188)	(1,535)		(22,121)
Interest expense	66	485	—		551
Interest income and other, net	959	(6)	—		953

Loss before taxes	(10,505)	(9,679)	(1,535)		(21,719)
Provision for income taxes	59	—	—		59

Net loss	$(10,564)	$(9,679)	$(1,535)		$(21,778)

Net loss per share
Basic	$(0.35)				$(0.66	)(3)
Diluted	$(0.35)				$(0.66	)(3)
Shares used to compute net loss per share
Basic	29,856		3,255	(3)	33,111
Diluted	29,856		3,255	(3)	33,111

SIRENZA MICRODEVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

(In thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Sirenza	Vari-L
Net revenues	$25,215	$4,024	$—		$29,239
Cost of revenues:
Cost of product revenues	13,319	2,709	—		16,028
Amortization of deferred stock compensation	68	—	—		68

Total cost of revenues	13,387	2,709	—		16,096

Gross profit (loss)	11,828	1,315	—		13,143
Operating expenses:
Research and development	6,220	588	—		6,808
Sales and marketing	4,572	1,236	—		5,808
General and administrative	4,694	615	—		5,309
Amortization of deferred stock compensation	414	—	—		414
In-process research and development	—				—
Amortization of acquired intangibles	782	—	512	(4)	1,294
Restructuring charges	434	—	—		434
Impairment of investment in GCS	—	—	—		—
Expenses related to workforce reductions and the proposed transaction with Sirenza	—	322	—		322
Expenses relating to accounting restatements and related legal matters, net of recoveries	—	43	—		43

Total operating expenses	17,116	2,804	512		20,432

Loss from operations	(5,288)	(1,489)	(512)		(7,289)
Interest expense	31	334	—		365
Interest income and other, net	378	7	—		385

Loss before taxes	(4,941)	(1,816)	(512)		(7,269)
Provision for income taxes	—	—	—		—

Net loss	$(4,941)	$(1,816)	$(512)		$(7,269)

Net loss per share
Basic	$(0.15)				$(0.22	)(3)
Diluted	$(0.15)				$(0.22	)(3)
Shares used to compute net loss per share
Basic	31,889		1,502	(3)	33,391
Diluted	31,889		1,502	(3)	33,391

SIRENZA MICRODEVICES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1: Asset Purchase Agreement Between Sirenza and Vari-L

On May 5, 2003, Sirenza acquired substantially all of the assets of Vari-L Company, Inc. (Vari-L) and assumed specified liabilities of Vari-L in exchange for approximately 3.3 million shares of the Company’s common stock, valued at approximately $4.7 million, approximately $9.1 million in cash and incurred $2.4 million in estimated direct transaction costs for a preliminary aggregate purchase price of $16.2 million. The fair value of Sirenza’s common stock issued in connection with the Vari-L acquisition was calculated in accordance with the provisions of Emerging Issues Task Force Issue (EITF) No. 99-12, “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination” and was derived using an average market price per share of Sirenza common stock of $1.43, which was based on an average of the closing prices for a range of three trading days (April 30, 2003, May 1, 2003 and May 2, 2003) prior to the closing date of the acquisition. Of the $9.1 million in cash, approximately $3.8 million was paid to Vari-L at closing and $5.3 million related to loans Sirenza made to Vari-L prior to the closing of the business combination. All of the $5.3 million of Vari-L loans, which included $3.4 million of Vari-L loans outstanding on Sirenza’s balance sheet as of December 31, 2002, have been included in the calculation of the preliminary purchase price of Vari-L. Sirenza’s results of operations include the effect of Vari-L subsequent to May 5, 2003, the date the acquisition closed. Vari-L was a designer and manufacturer of radio frequency (RF) and microwave components and devices for use in wireless communications. The acquisition is intended to strengthen Sirenza’s product portfolio of RF components, in particular, signal source processing and aerospace and defense products and enable Sirenza to achieve significant cost synergies in the highly competitive wireless communication RF component industry.

In accordance with Statement of Financial Accounting Standards No. 141, “Business combinations” (FAS 141), Sirenza allocated the purchase price of its acquisition of Vari-L to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values has been recorded as goodwill. The fair value assigned to intangible assets acquired was determined through established valuation techniques using estimates made by management. The goodwill resulting from this acquisition has been assigned to the Signal Source Division for segment reporting purposes and is not expected to be deductible for tax purposes. In accordance with Statement of Financial Accounting Standards No. 142 “Goodwill and other intangible assets” (FAS 142), goodwill and purchased intangibles with indefinite lives acquired after June 30, 2001 are not amortized but will be reviewed periodically, on at least an annual basis, for impairment. Purchased intangibles with finite lives will be amortized on a straight-line basis over their respective useful lives.

The allocation of the purchase price is preliminary until finalization of all direct transaction costs and pre-acquisition contingencies. Although Sirenza does not anticipate direct transaction costs or pre-acquisition contingency costs to be materially different from amounts paid and accrued, the total purchase consideration and purchase price allocation is subject to change based on the actual amount of direct transaction costs.

The preliminary total purchase price of approximately $16.2 million has been allocated as follows (in thousands):

Accounts receivable	$2,202
Inventory	2,018
Prepaid and other current assets	96
Property, plant and equipment	3,660
Amortizable intangible assets:
Developed product technology	4,840
Customer relationships	870
Committed customer backlog	310
Goodwill	3,464
Accounts payable	(817)
Accrued liabilities	(483)
Capital lease obligations	(7)

Total purchase price	$16,153

Note 2: Pro Forma Adjustments

Pro forma adjustments are required to reflect the amortization of acquisition-related intangible assets and the number of shares issued to Vari-L in connection with the asset purchase as if the acquisition had occurred on January 1, 2002 and to adjust certain Vari-L historical amounts to reflect Sirenza’s methodology.

There were no intercompany balances or transactions between Sirenza and Vari-L for the periods presented.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(1) To conform Vari-L’s accounting policies to Sirenza’s. The adjustment principally relates to allocations of facilities expenses within operations (i.e. research and development, sales and marketing and general and administrative), which Sirenza allocates to all operating activities based on space occupied, while Vari-L charges similar occupancy amounts solely to general and administrative expenses. In addition, Vari-L classifies quality assurance costs as general and administrative costs while Sirenza includes such expenses as costs of sales. Accordingly, in order to conform Vari-L’s accounting policies to the accounting policies of Sirenza, facility expenses and quality assurance costs of Vari-L have been allocated to each financial statement line item in a manner consistent with the accounting policies of Sirenza.

(2) To reflect the amortization of developed product technology and other intangible assets of approximately $1.5 million related to the acquisition of Vari-L by Sirenza. Sirenza is amortizing the fair value of its acquisition-related intangible assets over a period of 12 to 68 months.

(3) To reflect the impact of the issuance of common stock of approximately 3.3 million shares of Sirenza common stock to Vari-L valued at approximately $4.7 million.

(4) To reflect the amortization of developed product technology and other intangible assets of approximately $1.5 million related to the acquisition of Vari-L by Sirenza, net of $640,000 recorded by Sirenza in the nine months ended September 30, 2003.

Note 3: Impairment of Investment in GCS

In the first quarter of 2002, Sirenza converted an outstanding loan receivable of approximately $1.4 million and invested cash of approximately $6.1 million in GCS, a privately held semiconductor foundry, in exchange for 12.5 million shares of GCS Series D-1 preferred stock valued at $0.60 per share. Sirenza’s total investment of $7.5 million represented approximately 14% of the outstanding voting shares of GCS at the time of the investment. The investment in GCS was within Sirenza’s strategic focus and intended to strengthen Sirenza’s supply chain for Indium Gallium Phosphide (InGaP) and Indium Phosphide (InP) process technologies. In connection with the investment, Sirenza’s President and CEO joined GCS’ seven-member board of directors.

Sirenza accounted for its investment in GCS under the cost method of accounting in accordance with accounting principles generally accepted in the United States, as Sirenza’s investment was less than 20% of the voting stock of GCS and Sirenza cannot exercise significant influence over GCS. The investment in GCS is classified as a non-current asset on Sirenza’s consolidated balance sheet.

On a quarterly basis, Sirenza evaluates its investment in GCS to determine if an other than temporary decline in value has occurred. Factors that may cause an other than temporary decline in the value of Sirenza’s investment in GCS would include, but not be limited to, a degradation of the general business environment in which GCS operates, the failure of GCS to achieve certain performance milestones, a series of operating losses in excess of GCS’ business plan at the time of our investment, the inability of GCS to continue as a going concern or a reduced valuation as determined by a new financing event. There is no public market for securities of GCS, and the factors mentioned above may require management to make significant judgments about the fair value of the GCS securities.

In the fourth quarter of 2002 the Sirenza determined that an other than temporary decline in value of its investment in GCS had occurred. Accordingly, Sirenza recorded an impairment charge of $2.9 million in the fourth quarter of 2002 to reduce the value of its investment in GCS to its estimated fair value. The fair value has been estimated by Sirenza management and may not be reflective of the value in a third party financing event.

Note 4: Sirenza Restructuring Activities

2003 Restructuring Activities

In connection with the acquisition of Vari-L, the resulting new strategic focus of Sirenza and a new management structure, Sirenza incurred a restructuring charge of approximately $1.0 million in the second quarter of 2003, primarily related to a workforce reduction and costs of exiting excess facilities. All excess facilities were exited prior to June 30, 2003. Prior to the date of the financial statements, management with the appropriate level of authority approved and committed Sirenza to a plan of employee termination and exiting of excess facilities, which included the benefits terminated employees would receive. In addition, prior to the date of the financial statements, the termination benefits were communicated to employees in detail sufficient to enable them to determine the nature and amounts of their individual severance benefits. These costs are accounted for under Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (FAS 146).

The $1.0 million restructuring charge consisted almost entirely of severance and fringe benefits and $8,000 of costs of exiting excess facilities. This charge is reflected on Sirenza’s condensed consolidated statement of operations for the nine months ended September 30, 2003 as “Restructuring” and is net of a 2001 restructuring liability adjustment of $596,000 for a total net charge of $434,000.

The $1.0 million of severance and fringe benefits resulted from 50 employees that were terminated. All of these employees were terminated as of September 30, 2003. Of the 50 terminations, 22 were engaged in manufacturing activities, 12 were engaged in research and development activities, five were engaged in sales and marketing activities and 11 were engaged in general and administrative activities. In addition, of the 50 terminations, 41 were from sites located in the United States and nine were from the Company’s Canadian design center. None of the employees terminated were required to render service until their respective dates of termination in order to receive their termination benefits.

The workforce reductions began in the second quarter of 2003 and were completed in the third quarter of 2003. Approximately $481,000 and $358,000 of the severance and fringe benefits were paid in the second and third quarters of 2003, respectively. Of the remaining $183,000 of cash expenditures related to the severance and fringe benefits, $32,000 is expected to be paid in the fourth quarter of 2003 and $151,000 is expected to be paid in the first quarter of 2004.

The $8,000 of costs of exiting excess facilities related to noncancelable lease costs for Sirenza’s Canadian design center. Sirenza estimated the fair value of the cost for exiting excess facilities based on the remaining contractual lease payments, reduced by estimated sublease rentals at the cease-use date, or April 30, 2003.

Note 5: Sirenza In-Process Research and Development

In connection with the acquisition of Xemod by Sirenza in the third quarter of 2002, $2.2 million of the $4.9 million aggregate purchase price has been allocated to in-process research & development, or IPR&D, and was expensed in the third quarter of 2002. Projects that qualify as IPR&D are those that have not yet reached technological feasibility and for which no alternative future use exists. Technological feasibility is defined as being equivalent to a beta-phase working prototype in which there is no remaining risk relating to the development.

The fair value assigned to IPR&D was determined using the income approach. The income approach estimates costs to develop the purchased IPR&D into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The revenue estimates used to value the purchased IPR&D were based on estimates of the relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Xemod.

The rates utilized to discount the net cash flows to their present values are based on Xemod’s weighted average cost of capital, calculated employing estimates of required equity rates of return and after-tax costs of debt based on a group of peer companies. The weighted average cost of capital was adjusted to reflect the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, the percentage of completion of each project, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets.

Based on these factors, discount rates that range from 32%–36% were deemed appropriate for valuing the IPR&D.

Sirenza believes the amounts determined for IPR&D are reasonable estimates of fair value and do not exceed the amounts a third party would pay for these projects. The estimates used in valuing IPR&D were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur. Accordingly, actual results may differ from the projected results.

Note 6: Vari-L Expenses of Accounting Restatements and Related Matters

In early 2000, management of Vari-L commenced efforts to restate its previously issued financial statements after being notified by the Securities and Exchange Commission (the Commission) that the Commission was investigating Vari-L’s accounting and reporting practices. Certain costs incurred in conjunction with these efforts have been separately classified on Vari-L’s statements of operations as “expenses relating to accounting restatements and related legal matters, net of recoveries.” Expenses included in this classification include the cost of external counsel for services provided in connection with shareholder lawsuits, the Commission’s investigation of Vari-L, legal fees and expenses of the Special Litigation Committee of the Board of Directors, the cost of certain consultants and temporary labor hired to assist in the accounting restatements, and reimbursements to former employees of Vari-L for their legal fees and expenses. The accounting restatements were completed in February 2001, however, Vari-L continues to incur costs related to shareholder litigation and legal fees and expenses of the Special Litigation Committee.

Included in Vari-L’s statements of operations for the twelve months ended December 31, 2002 is $1.8 million related to accounting restatements and related legal matters, net of recoveries.

Any expenses related to accounting restatements and related matters subsequent to the consummation of the acquisition of Vari-L by Sirenza remained with Vari-L and were not assumed by Sirenza.

Note 7: Sirenza Relocation Expenses

In connection with the acquisition of Vari-L by Sirenza, Sirenza moved the manufacturing operations of its Sunnyvale and Tempe facilities and various personnel to Colorado subsequent to the closing of the transaction. As a result, Sirenza incurred costs of approximately $904,000 associated with relocating these functions and personnel to Colorado.

Notwithstanding the movement of functions, both the Sunnyvale and Tempe sites remain open and function as research and development locations.

Note 8: Vari-L Expenses Related to Workforce Reductions

Vari-L incurred charges of $566,000 in the nine months ended September 30, 2003 related to workforce reductions. Of this amount, $322,000 was recorded in the three-month period ended March 31, 2003.

Note 9: Vari-L Proceeds Related to the Sale of Life Insurance Contracts

Vari-L recorded proceeds of approximately $368,000 in the nine months ended September 30, 2003 related to the sale of life insurance contracts. Almost none of this amount was recorded in the three-month period ended March 31, 2003.

Reclassifications

Certain amounts in Vari-L’s historical condensed financial information have been reclassified to conform to Sirenza’s historical consolidated financial statement presentation.